Exhibit 99.1

E. Claiborne Robins Company, Inc.

d/b/a ECR Pharmaceuticals

Financial Report

December 31, 2008

Independent Auditor’s Report

To the Board of Directors

E. Claiborne Robins Company, Inc.

Richmond, Virginia

We have audited the accompanying balance sheet of E. Claiborne Robins Company, Inc. as of December 31, 2008, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E. Claiborne Robins Company, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Richmond, Virginia

February 20, 2009

E. Claiborne Robins Company, Inc.

Balance Sheet

December 31, 2008

Assets
Current Assets
Cash	$2,507,357
Accounts receivable
Trade receivables	1,392,245
Related party receivable	15,258
Other receivable	21,718
Inventories	1,122,838
Prepaid expenses and other current assets	92,777

Total current assets	5,152,193

Property and Equipment
Leasehold improvements	8,562
Machinery and equipment	185,322
Furniture and fixtures	30,974
Vehicles	87,806

312,664
Less accumulated depreciation	(213,670)

98,994

Other assets	11,219

Total assets	$5,262,406

Liabilities And Stockholder Equity
Current Liabilities
Accounts payable	$362
Accrued expenses	1,184,795

Total current liabilities	1,185,157

Accrued expenses - long term	557,965

Total liabilities	1,743,122

Stockholder Equity
Common stock, $10 par value, authorized 5,000 shares, issued and outstanding 500 shares	5,000
Additional paid-in capital	25,156,000
Retained earnings (deficit)	(21,641,716)

3,519,284

Total liabilities and stockholder equity	$5,262,406

See Notes To Financial Statements.

E. Claiborne Robins Company, Inc.

Statement Of Income

Year Ended December 31, 2008

Net sales	$13,184,841
Cost of goods sold	3,280,850

Gross profit	9,903,991

Selling, general and administrative expenses	7,903,921

Operating income	2,000,070

Interest income	694,965

Net income	$2,695,035

See Notes To Financial Statements.

E. Claiborne Robins Company, Inc.

Statement Of Retained Earnings

Year Ended December 31, 2008

Balance, January 1, 2008	$65,651,325
Net income	2,695,035
Distributions	(89,988,076)

Balance, December 31, 2008	$(21,641,716)

See Notes To Financial Statements.

E. Claiborne Robins Company, Inc.

Statement Of Cash Flows

Year Ended December 31, 2008

Cash Flows From Operating Activities
Net income	$2,695,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,705
Loss on disposal of assets	24,213
Provision for discounts	6,800
Changes in assets and liabilities:
(Increase) in assets:
Trade receivables	46,763
Inventories	243,928
Prepaid expenses and other current assets	24,142
(Decrease) in liabilities:
Accounts payable	(19,242)
Accrued expenses	(1,023,264)

Net cash provided by operating activities	2,025,080

Cash Flows From Investing Activities
Purchase of property and equipment	(25,862)

Net cash (used in) investing activities	(25,862)

Cash Flows From Financing Activities
Dividends paid	(89,988,076)

Net cash (used in) financing activities	(89,988,076)

Net decrease in cash and cash equivalents	(87,988,858)

Cash and cash equivalents, beginning of year	90,496,215

Cash and cash equivalents, end of year	$2,507,357

See Notes To Financial Statements.

E. Claiborne Robins Company, Inc.

Notes To Financial Statements

Note 1. Nature Of Business And Significant Accounting Policies

Nature of business: E. Claiborne Robins Company, Inc. (the Company) is engaged in the development, manufacture and distribution of branded prescription pharmaceuticals. The Company is headquartered in Richmond, Virginia and sells its products throughout the southeast region of the United States of America. The Company conducts business under the trade name ECR Pharmaceuticals.

During 2007, the Company sold one of its drugs (Amrix) for cash and future payments which are contingent on the Purchaser meeting future Amrix sales milestones. The Company records income as the milestones are met. As of this report no milestones have been reached by the Purchaser.

A summary of the Company’s significant accounting policies follows:

Revenue recognition: The Company recognizes revenue when items are shipped to customers in satisfaction of customer orders, the earnings process is complete, and the revenue is realized or realizable. Revenue is shown on the income statement net of returns and allowances of approximately $1,100,000, and term discounts of approximately $300,000. Shipping and handling costs of items sold are recorded as selling, general and administrative expense.

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Trade receivables: Trade receivables are carried at original invoice amount, less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. It is not the Company’s policy to accrue interest on past due accounts receivable balances.

Inventories: Inventories are stated at the lower of cost (specific identification method) or market.

Property and equipment: Property and equipment are stated at cost. Major improvements which benefit future periods are capitalized and depreciated over their estimated useful lives. Maintenance and repairs are charged to expense when incurred. Depreciation is computed using straight-line and accelerated methods with estimated useful lives as follow:

Years
Leasehold improvements	*
Machinery and equipment	5 – 10
Furniture and fixtures	5
Vehicles	5

*	Shorter of the life of the lease or asset life

Depreciation expense for the year ended December 31, 2008 was $26,705.

E. Claiborne Robins Company, Inc.

Notes To Financial Statements

Note 1. Nature Of Business And Significant Accounting Policies (Continued)

Valuation of long-lived assets: The Company accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.

Accrued returns: The Company establishes accruals for returns in the same period it recognizes the related sales. The accruals reduce revenues and are included in accrued expenses. Due to estimates and assumptions inherent in determining the amount of returns, the actual amount of product returns may differ from the Company’s estimates.

The Company’s product returns accrual is primarily based on estimates of future product returns over the period during which customers have a right of return, which is in turn based in part on estimates of the remaining shelf-life of products when sold to customers. Future product returns are estimated primarily based on historical sales and return rates.

Accruals for returns are included in the balance sheet as accrued expenses with approximately $460,000 classified as short term and approximately $560,000 as long-term.

Advertising costs: Advertising costs are charged to expense when the advertising takes place. Advertising expense was $35,863 for the year ended December 31, 2008.

Income tax status: The Company (an S-Corporation) has elected to be taxed under sections of the federal and state income tax laws, which provide that, in lieu of corporation income taxes, the stockholder separately accounts for the stockholder’s pro rata share of the Company’s items of income, deduction, losses and credits. Therefore, these statements do not include any provision for corporation income taxes.

Credit risk: The Company, at times, has funds on deposit in financial institutions in excess of federally insured amounts. The Company has not experienced any losses on cash accounts and management believes it is not exposed to significant credit risk on cash.

E. Claiborne Robins Company, Inc.

Notes To Financial Statements

Note 1. Nature Of Business And Significant Accounting Policies (Continued)

Recent Accounting Pronouncements: In September 2006 the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which permits a one-year deferral for the implementation of SFAS No. 157 with regard to nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. The Company adopted SFAS No. 157 for the fiscal year beginning January 1, 2008, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until the fiscal year beginning January 1, 2009. The adoption of the remaining provisions of SFAS No. 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Note 2. Inventories

Inventories at December 31, 2008 were composed of the following:

Work-in-process	$164,569
Finished goods	766,802
Sample inventory	242,627

1,173,998
Provision for obsolescence	(51,160)

$1,122,838

Note 3. Employee Benefit Plan

The Company has established a salary deferral plan under Section 401(k) of the Internal Revenue Code (IRC). The plan allows eligible employees to defer a portion of their compensation, subject to certain limitations under the IRC. Such deferrals accumulate on a tax-deferred basis until the employee withdraws the funds. The Company may match a portion of the employees’ contribution, at its discretion. The Company’s match was $86,167 for 2008.

Note 4. Related Party Transactions

From time to time the Company engages in routine transactions with an affiliated company. The amount due of $15,258 from this affiliated company has been recorded as a current asset on the balance sheet. At December 31, 2008 accrued expenses includes approximately $250,000 of commissions payable.

Note 5. Commitments

The Company is obligated under certain operating leases, all of which expire prior to or during 2010. Total rental expense was approximately $80,333 in 2008.

The approximate future minimum lease payments under the operating leases at December 31, 2008 were $54,416.

E. Claiborne Robins Company, Inc.

Notes To Financial Statements

Note 6. Major Customers

The Company sells 89% of its total net sales to three companies and has approximately $1,270,000 of trade receivables from these companies.

Note 7. Subsequent Event

Subsequent to the balance sheet date the Company has received a letter of intent to purchase substantially all of the assets and certain liabilities of the Company. According to the letter of intent the Company will retain its cash accounts as well as any future earn-outs related to Amrix sales reaching certain milestones, as discussed in Note 1.